UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1580 N. Logan St, Suite 660, Unit 51767

Denver, CO 80203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 274-8700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2026, Erick Soto, authID Inc.’s (the “Company”) Chief Product Officer resigned and the Company and Mr. Soto mutually agreed that Mr. Soto would depart from his position as Chief Product Officer of the Company, effective August 5, 2026.

On August 3, 2026, Kunal Mehta tendered his resignation as a director of the Company and as a member of the Audit and Compensation Committees of the Board of Directors, effective August 7, 2026. Mr. Mehta’s resignation was for personal reasons and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 3, 2026 the Board of Directors appointed Mr. Ram Menghani as a member of the Audit Committee and Compensation Committee and Mr. Michael Koehneman as a member of the Compensation Committee, each such appointment effective August 7, 2026.

The Company thanks Mr. Soto and Mr. Mehta for their service and contributions to the Company and wishes each of them well in their future endeavors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: August 6, 2026	By:	/s/ Edward Sellitto
	Name:	Edward Sellitto
	Title:	Chief Financial Officer

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